Exhibit 99.1

7887 E. Belleview Ave.

Suite 500

Denver, CO 80111

(720)287-3093

Assure Holdings Reports Third Quarter 2022 Financial Results

DENVER, November 14, 2022 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, today reported financial results for the third quarter ended September 30, 2022.

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Key Financial Metrics (in thousands of USD)	3Q'22	3Q'21	YTD '22	YTD '21
Gross Revenue	$ 8,305	$ 8,546	$ 26,650	$ 20,747
Accounts Receivable Reserve	(2,101)	—	(14,100)	(1,214)
Revenue, net	6,204	8,546	12,550	19,533
Gross Profit	2,519	4,292	986	9,577
Total Operating Expenses	3,781	3,720	12,626	11,988
Adjusted EBITDA	(1,155)	1,164	(8,728)	(497)

*- See Explanation of Non-GAAP Financial Measures below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures

Key Operational Metrics	3Q'22	3Q'21	YTD '22	YTD '21
Remote Neurology Managed Cases	2,800	1,200	8,800	1,500
Total Managed Cases	5,300	5,000	16,200	12,100

Management Commentary

“Assure is focused on margin improvement and profitable growth, and the Company has taken a number of actions to deliver on that objective, including focusing operations in our most valuable markets, fixing expense on our managed cases to reduce the Company’s cost of delivery, and strategic cost reductions that we believe will yield over $5 million of annualized savings,” said John A. Farlinger, Assure’s executive chairman and CEO. “In addition, Assure strengthened its financial position by closing an underwritten public offering with net proceeds to the Company of nearly $6 million. Despite macroeconomic headwinds and a challenging environment for micro-cap stocks, this financing was completed without the issuance of warrants.”

“Assure applied market intelligence and data analytics we did not previously possess to inform our decision to exit certain lower performing markets that were dragging down our average revenue per case. We have narrowed our operations to geographies underpinned by above average reimbursement and intend to add scale in these states as we focus on improving the Company’s margin, profitability and utilization fundamentals. As a result of this shift, the Company now expects to perform between 21,000 and 22,000 managed cases in fiscal-year 2022, which has a cascading effect on gross revenue and Adjusted EBITDA expectations, while narrowing losses during the period. In addition, we were pleased to significantly reduce our accounts receivable reserve to $2.1 million in the third quarter compared to $12.0 million combined in the first half of 2022.”

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

"In our largest market, Texas, the IONM industry is seeing downward pressure for state reimbursement arbitrations as rates fall more in-line with amounts Assure is realizing across our operational footprint. We expect to escalate our federal and state arbitration volume in 2023. This adds greater certainty on payment terms, and we believe, will facilitate in-network contracting that accelerates the Company’s cash collections. We will reduce costs to align with this economic profile.”

“Although the IONM industry remains under strain, we are pleased that Assure proactively pivoted its business by in-sourcing and investing in an analytically driven revenue cycle management function in 2020 and launched a remote neurology business in 2021. This has helped Assure compensate for the downward pressure on technical claim reimbursement that we anticipated as well as the gamesmanship of commercial insurance payors ahead of the implementation of the No Surprises Act. As a result, we believe the Company will outperform peers based on the effectiveness our revenue cycle team is having in the arbitration process and the margin and profit generated by the remote neurology side of our business. Key next steps include continuing to transition away from master services agreements to maximize collections on remote neurology reimbursement and taking advantage of an M&A environment in IONM that is ripe with opportunity and highly favorable for buyers who have made these transitions.”

Assure has filed its quarterly financial statements on Form 10-Q with the SEC at www.sec.gov and on the Company website.

Third Quarter 2022 Financial Summary vs. Third Quarter 2021

●	Managed cases increased by approximately 6% to 5,300
●	Gross revenue prior to accounts receivable reserve was $8.3 million
●	Net revenue was $6.2 million versus $8.5 million
●	Adjusted EBITDA was ($1.2) million versus $1.2 million
●	Net loss of ($1.4) million versus $0.1 million
●	Net loss per diluted share of ($0.09) versus $0.01
●	General and administrative expenses were $3.3 million compared to $3.2 million
●	Total cash collected was $7.2 million versus $5.2 million
●	Cash collected on Assure-owned professional and technical services entities was $5.5 million versus $3.3 million
●	Assure continues to collect approximately 65% on receivables from the first 6 months after they were issued and 85% in the first 12 months after they were issued for the Company’s 100% owned professional and technical entities. Both of these results maintain the record rates the Company has generated in recent quarters.

See “Explanation of Non-GAAP Financial Measures” below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures

Operational and Financial Guidance

Prior to exiting certain markets that were negatively impacting Assure’s blended margins, the Company was on pace for 25,000 total managed cases in fiscal year 2022. Withdrawing from these markets consolidates the business and improves Assure’s margin, profitability and utilization fundamentals. The Company is now forecasting between 21,000 and 22,000 total managed cases for fiscal year 2022, a record number of managed cases representing an increase of 21% to 26% compared with 2021 volume.

In the fourth quarter of 2022, Assure is forecasting:

●	A range of 4,800 to 5,800 managed cases
●	Gross revenue of greater than $8.5 million

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

●	Driving accounts receivable reserve expense lower
●	Focus on reducing loss and cash burn and becoming EBITDA positive

Conference Call

The Company will hold a conference call today, November 14, 2022, at 4:30 p.m. Eastern Time to discuss its third quarter 2022 results.

The live webcast of the conference call and related presentation slides can be accessed at ir.assureneuromonitoring.com/news-events/ir-calendar. An audio-only option is available by following the dial-in instructions below. Investors who opt for audio-only will need to download the related slides at ir.assureneuromonitoring.com/company-information/presentations.

Date: Tuesday, November 14, 2022
Time: 4:30 p.m. Eastern Time (2:30 p.m. Mountain Time)
Toll-free dial-in number: 1-800-274-8461
International dial-in number: 1-203-518-9814
Conference ID: ASSURE

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay here.

A replay of the conference call will be available after 7:30 p.m. Eastern Time on the same day through November 28, 2022.

Toll-free replay number: 1-877-481-4010
International replay number: 1-919-882-2331
Replay ID: 47135

Explanation of Non-GAAP Financial Measures

This press release includes certain measures which have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) such as Adjusted EBITDA. We define EBITDA as net income/(loss) before interest expense, provision for income taxes, depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items: share-based compensation, gain on payroll protection program loan and gain on extinguishment of acquisition debt. We exclude share-based compensation because this represents a non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity. We exclude gain on payroll protection program loan and gain on extinguishment of acquisition debt because these are non-recurring items, and we believe their inclusion is not representative of operating performance. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP. Management believes that Adjusted EBITDA is an appropriate measure in evaluating the Company’s operating performance. Management uses Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. Readers are cautioned that Adjusted EBITDA should not be construed as an alternative to net income (as determined under GAAP), as

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

an indicator of financial performance or to cash flow from operating activities (as determined under GAAP) or as a measure of liquidity and cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt to compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures presented below and not rely on any single financial measure to evaluate our business.

Key Performance Metrics

This announcement contains key performance metrics that management of the Company utilizes to determine operational performance from period to period. These metrics include managed cases and remote neurology managed cases. We define managed cases as all technical cases Assure performs and any cases where the professional bill is from a 100% owned Assure entity and excludes cases when a global bill is presented and we calculate it based on bills presented during the relevant measurement period. We define remote neurology managed cases as a subset of managed cases where Assure’s remote neurology platform is utilized and billed. Management believes that managed cases and remote neurology managed cases are important measures of the Company’s operational performance because they are a consistent measurement to evaluate patient revenue streams.

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. Forward-looking statements include, but are not limited to, management’s expectation of continued improvement in revenue and profitability, projections for managed cases in 2022, stable accrual rates and our ramping remote neurology platform, potential savings for the strategic cost-reduction efforts and exiting certain markets, our intention to scale in states with above average reimbursements, that updated benchmarking in Texas will facilitate in-network contracting that will accelerate the Company’s cash collections, and accounts receivable reserve projections for the fourth quarter 2022. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include risks regarding our patient volume or cases not growing as expected, or decreasing, which could impact revenue and profitability; unfavorable economic conditions could have an adverse effect on our business; risks related to increased leverage resulting from incurring additional debt; the policies of health insurance carriers may affect the amount of revenue we receive; our ability to successfully market and sell our products and services; we may

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

be subject to competition and technological risk which may impact the price and amount of services we can sell and the nature of services we can provide; regulatory changes that are unfavorable in the states where our operations are conducted or concentrated; our ability to comply and the cost of compliance with extensive existing regulation and any changes or amendments thereto; changes within the medical industry and third-party reimbursement policies and our estimates of associated timing and costs with the same; our ability to adequately forecast expansion and the Company’s management of anticipated growth; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 14, 2022, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

SCHEDULE A

ASSURE HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands of Dollars)

	September 30,	December 31,
	2021	2021
	(unaudited)
ASSETS
Current assets
Cash	$3,798	$4,020
Accounts receivable, net	20,860	27,810
Income tax receivable	157	136
Other current assets	217	151
Due from MSAs	6,602	5,886
Total current assets	31,634	38,003
Equity method investments	474	525
Fixed assets	35	85
Operating lease right of use asset	725	956
Finance lease right of use asset	469	743
Deferred tax asset, net	2,536	—
Intangibles, net	3,311	3,649
Goodwill	4,448	4,448
Total assets	$43,632	$48,409
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,585	$2,194
Current portion of debt	—	515
Current portion of lease liability	622	702
Current portion of acquisition liability	306	306
Total current liabilities	3,646	3,717
Lease liability, net of current portion	1,102	1,482
Debt, net of current portion	12,628	13,169
Acquisition liability	255	459
Fair value of stock option liability	—	25
Deferred tax liability, net	—	601
Total liabilities	17,631	19,453

SHAREHOLDERS’ EQUITY
Common stock	19	13
Additional paid-in capital	49,044	43,387
Accumulated deficit	(23,062)	(14,444)
Total shareholders’ equity	26,001	28,956
Total liabilities and shareholders’ equity	$43,632	$48,409

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands of Dollars, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue
Technical services	$1,190	$4,421	$2,653	$11,649
Professional services	4,278	2,738	7,605	3,704
Other	736	1,387	2,292	4,180
Total revenue	6,204	8,546	12,550	19,533
Cost of revenues	3,685	4,254	11,564	9,956
Gross margin	2,519	4,292	986	9,577
Operating expenses
General and administrative	3,340	3,180	11,177	10,275
Sales and marketing	198	247	688	748
Depreciation and amortization	243	293	761	965
Total operating expenses	3,781	3,720	12,626	11,988
Loss from operations	(1,262)	572	(11,640)	(2,411)
Other income (expenses)
Income (loss) from equity method investments	9	139	18	136
Gain on Paycheck Protection Program loan forgiveness	—	—	1,665	—
Other income (expense), net	(37)	(27)	29	(29)
Accretion expense	(170)	(171)	(511)	(386)
Interest expense, net	(471)	(264)	(1,317)	(500)
Total other expense	(669)	(323)	(116)	(779)
Loss before income taxes	(1,931)	249	(11,756)	(3,190)
Income tax benefit	498	(158)	3,138	743
Net loss	$(1,433)	$91	$(8,618)	$(2,447)
Loss per share
Basic	$(0.09)	$0.01	$(0.63)	$(0.21)
Diluted	$(0.09)	$0.01	$(0.63)	$(0.21)
Weighted average number of shares used in per share calculation – basic	15,220,948	11,838,032	13,686,686	11,528,371
Weighted average number of shares used in per share calculation – diluted	15,220,948	15,724,103	13,686,686	11,528,371

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

RECONCILIATION OF NON-GAAP ADJUSTED EBITDA TO NET INCOME (LOSS)

(in thousands of Dollars)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
EBITDA
Net Income (loss)	($ 1,433)	$ 91	($ 8,618)	($ 2,447)
Interest expense	471	264	1,317	500
Accretion expense	170	171	511	386
Income tax	(498)	158	(3,138)	(743)
Depreciation and amortization	243	245	761	965
EBITDA	(1,047)	929	(9,167)	(1,339)
Stock-based compensation	(108)	210	464	818
Provision for option liability	-	25	(25)	24
Adjusted EBITDA	($ 1,155)	$ 1,164	($ 8,728)	($ 497)